EXHIBIT 9

                         Consent of Independent Auditors


We consent to use of our report dated June 1, 1999 (except Note 7, as to which the date is November 19, 1999) in the Registration Statement (Form SB-2) and related Prospectus of billserv.com, Inc. dated November 22, 1999 for the registration of 2,999,120 shares of its common stock.


                                                       ERNST & YOUNG LLP

San Antonio, Texas
December 27, 1999